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                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1st day of April, is entered into by The Medicines Company, a Delaware corporation with its principal place of business at One Cambridge Center, Cambridge, Massachusetts 02142 (the "Company"), and Thomas Quinn, residing at 325 Independence Drive, Orchard Park, New York 14127 (the "Employee").

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on April 1, 2000 (the "Commencement Date") and ending on April 1, 2001 (such period, as it may be renewed as provided in the following sentence, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4. The Employment Period shall automatically be renewed for successive one (1) year periods unless either the Employee or the Company provide written notice of non-renewal to the other party at least ninety (90) days prior to the expiration of the then current term.

     2. TITLE; CAPACITY. The Employee shall serve as Vice President or in such other position as the Company or its Board of Directors (the "Board") may determine from time to time. The Employee shall be based at the offices of Stack Pharmaceuticals, Inc., 5 Sylvan Way, Parsippany, New Jersey, unless otherwise agreed by the parties. The


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

Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by David Stack, Senior Vice President of the Company (or such officer of the Company as may be designated by the Board).

The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and/or such other duties and responsibilities as David Stack (or the Board or its designee) shall from time to time reasonably assign to him. The Employee agrees to devote an average of 24 hours per week to the business and interests of the Company during the Employment Period. The Company and the Employee generally anticipate that such hours shall be provided in the form of three business days per week; provided that (i) the Company and the Employee shall agree upon a work plan on a monthly basis setting forth the parties' expectations as to when the Employee shall provide his services to the Company during the forthcoming month and (ii) the Employee shall have the right to fluctuate his working hours from week to week as long as the Employee works a total of 288 hours during each three-month period during the Employment Period. The Employee shall provide the Company on a monthly basis with a written report setting forth the number of hours/days worked by the Employee in the previous month. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company except as provided in these agreements. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

     3.   COMPENSATION AND BENEFITS.

          3.1 SALARY. The Company shall pay the Employee, in semi-monthly installments, an annual base salary of $120,000 for the one-year period commencing on


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the Commencement Date. Such salary shall be subject to adjustment thereafter as determined by the Board, but shall not be reduced below the amount set forth above without the Employee's consent.

          3.2 BONUS. The Employee shall be eligible to receive a bonus of up to 30% of his base salary upon the achievement of annual objectives to be approved by the CEO of the Company after discussion with the Employee. The Board shall review the Employee's performance and determine the amount of the bonus, if any, to be paid to the Employee.

          3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

          3.4 FRINGE BENEFITS. The Employee shall be entitled to participate in all other bonus and stock incentive programs that the Company establishes and makes available to its other employees at the same level as the Employee to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to 12 days paid vacation per year, to be taken at such times as may be approved by David Stack (or the Board or its designee).

     4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:


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          4.1  EXPIRATION OF EMPLOYMENT PERIOD. Expiration of the Employment
Period in accordance with Section 1.

          4.2 TERMINATION FOR CAUSE. At the election of the Company, immediately upon written notice by the Company to the Employee, for "cause" as determined by the Board. For purposes of this Section 4.2, "cause" for termination shall be deemed to exist only if any of the following shall have occurred:

     (a) the Employee's conviction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved (other than unintentional motor vehicle felonies);

     (b) any act of theft, fraud, misappropriation of funds or embezzlement by the Employee, in connection with his work with the Company, or any other act or acts of dishonesty on the part of the Employee resulting or intended to result directly or indirectly in personal gain or enrichment of the Employee at the expense of the Company;

     (c) the Employee's failure to perform in all material respects the services required to be performed pursuant to Section 2 of this Agreement, PROVIDED THAT if such failure is capable of being corrected, such failure continues uncorrected for a period of thirty (30) days after the Employee shall have received written notice from the Company stating with reasonably specificity the nature of such failure;

     (d)  the Employee's breach of Sections 6, 7 or 8 of this Agreement;

     (e) the Employee's excessive use of alcohol and/or drugs which is judged by the CEO and the Board to materially interfere with the performance of his duties; or

     (f) any misconduct by the Employee which in the reasonable judgment of the CEO and the Board would jeopardize the success of the Company.


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          4.3  DEATH OR DISABILITY. Thirty (30) days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of ninety (90) days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

          4.4 VOLUNTARY TERMINATION. At the election of either party, upon written notice of termination given at least ninety (90) days prior to the effective date of termination.

          4.5 VOLUNTARY TERMINATION FOR "GOOD REASON." At the election of the Employee, upon at least 30 days prior written notice to the Company, for "Good Reason," which shall be deemed to exist only if:

     (i) if the Company fails to comply in any material respect with the provisions of Section 3, other than an isolated, insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

     (ii) the Company shall require the Employee to be based at a location that is more than 50 miles from Parsippany, New Jersey

          4.6 ANGIOMAX TERMINATION. At any time after September 1, 2000, at the election of either party, upon written notice of termination given at least thirty (30) days prior to the effective date of termination, if the Company has not received written


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notice of FDA approval of, or an approvable letter from the FDA (which does not require additional clinical trials on the part of the Company) with respect to, the Company's Angiomax product currently being reviewed by the FDA.

     5.   EFFECT OF TERMINATION.

          5.1 TERMINATION FOR CAUSE OR AT ELECTION OF EMPLOYEE. In the event the Employee's employment is terminated for cause pursuant to Section 4.2, at the election of the Employee pursuant to Section 4.4 or 4.5(iii), or at the election of either party pursuant to Section 4.6, the Company shall pay to the Employee all sums otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

          5.2 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, all sums which would otherwise be payable to the Employee under Section 3 up to the end of the month in which the termination of his employment because of death or disability occurs.

          5.3 TERMINATION FOR GOOD REASON OR AT ELECTION OF COMPANY. In the event that Employee's employment is terminated by the Employee for "Good Reason" pursuant to Section 4.5(i) or (ii), or at the election of the Company pursuant to Section 4.4, the Company shall continue to pay to the Employee the salary set forth in Section 3.1, and shall continue to make available to the Employee the benefits set forth in Section 3.3, excluding vacation days and bonus sums under said Section 3.3 accrued during this period, until the later of (a) the first anniversary of the Commencement Date of this Agreement, or (b) three (3) months after the date of termination, but in no event later than


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such date as the Employee shall have commenced full-time employment with a new employer.

          5.4 SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

     6.   NON-COMPETE.

          6.1 NON-COMPETE RESTRICTIONS During the Employment Period and for a period of one (1) year after the termination or expiration thereof (such one (1) year period being inapplicable in the event of a termination pursuant to Section
4.4 at the election of the Company or by the Employee pursuant to Section 4.5(a) or (b)), the Employee will not directly or indirectly as an individual proprietor, partner, officer, consultant, employee, director, joint venturer, or in any other similar capacity engage in the business of developing, producing, marketing or selling (or assist any other person engaging in the business of developing, producing, marketing or selling) any Competitive Products. For this purpose, "Competitive Products" shall mean any drugs or devices used to diagnose, prevent or treat arterial or venous thrombosis, including, without limitation:

-    Factor 7 inhibitors

-    Factor Xa inhibitors

- Indirect thrombin inhibitors (e.g. heparin, any low molecular weight or otherwise fractionated heparin etc.)

- Direct thrombin inhibitors (e.g. hirudins [Revasc(R), Refludan(R)], argatroban [Novastan], malagatran, naragaptran etc.)

- Orally active platelet inhibitors including aspirin, ADP antagonists (e.g. Plavix(R), Ticlid(R)) oral GP2b-3a inhibitors etc.)

- Intravenous platelet inhibitors (e.g. GP2b-3a inhibitors, Reopro(R), Aggrastat(R), Integrelin(R) etc.)

- Fibrinolytics (e.g. streptokinase, urokinase, tPA, tPA analogues such as TNK, staphylokinase etc.).


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          6.2  LIMITATIONS. Notwithstanding the provisions of Section 6.1, it is recognized that the Employee's primary experience is in the pharmaceutical industry, and that his ability to earn a livelihood is likely to be dependent on future employment in such industry. Accordingly, the Company agrees that the employment of the Employee by a pharmaceutical company in a position in which he assumes responsibility for multiple products, most of which are not Competitive Products, shall not be considered a violation of Section 6.1, so long as (i) the Employee's responsibilities in such position are not directed principally to Competitive Products, (ii) the portfolio of the pharmaceutical company which hires the Employee must contain the Competitive Products prior to the hiring of the Employee, and (iii) the pharmaceutical company which hires the Employee has been in existence for at least five (5) years prior to hiring the Employee.

          6.3 EXTENSION. If the Employee violates the provisions of Section 6.1, the Employee shall continue to be bound by the restrictions set forth in this Section 6 until a period of one year has expired without any violation of such provision.

          6.4 CUTBACK CLAUSE. If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          6.5 EQUITABLE REMEDIES. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of Section 6.1 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the


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Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     7.   NON-SOLICITATION.

          7.1 NON-SOLICITATION RESTRICTIONS. While the Employee is employed by the Company and for a period of one (1) year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company (other than David Stack, Fred Ryan, or Melinda Popolla). If the Employee violates the provisions of this
Section 7.1, the Employee shall continue to be bound by the restrictions set forth in this Section 7.1 until a period of one (1) year has expired without any violation of such provisions.

          7.2 CUTBACK CLAUSE. If any restriction set forth in Section 7.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time or range of activities as to which it may be enforceable.

          7.3 EQUITABLE REMEDIES. The restrictions contained in Section 7.1 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of Section 7 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.


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     8.   INVENTIONS AND PROPRIETARY INFORMATION.

          8.1  INVENTIONS.

          (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others, for the benefit of the Company (all of which are collectively referred to in this Agreement as "Developments") during the Employment Period which Developments are directly related to the services performed by the Employee hereunder.

          (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all its right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

          (c) Notwithstanding the foregoing, this Agreement shall not require assignment or disclosure of any Developments that: (i) the Employee develops outside of this Agreement without using the Company's equipment, supplies, facilities, or Proprietary Information (as defined below); (ii) do not directly result from the specific services that the Employee performs for the Company during the Employment Period; or (iii) do not relate to the business or research of the Company, as disclosed to the Employee as of the date of this Agreement, which disclosure may be modified or supplemented by written notice to the Employee from time to time.

          (d) The Employee agrees to cooperate fully with the Company, both during and after the term of this Agreement, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights


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(both in the United States and foreign countries) relating to Developments, except as provided above. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Developments.

          8.2  PROPRIETARY INFORMATION.

          (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "the Company's Proprietary Information") which is disclosed to the Employee is and shall be the exclusive property of the Company. By way of illustration, but not limitation, the Company's Proprietary Information may include inventions, products, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any of the Company's Proprietary Information to any person or entity other than employees of the Company on a need-to-know basis under this Agreement or use the same for any purposes (other than in the performance of its duties) without written approval by an officer of the Company, either during or after the term of this Agreement unless and until such of the Company's Proprietary Information has become public knowledge without fault by the Employee.

          (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing the Company's Proprietary Information relating to the services performed hereunder, whether created by the


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Employee or others during the Employment Period, shall be and are the exclusive property of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company upon the earlier of (i) a request by the Company; or
(ii) termination of this Agreement. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property, except one copy for archival purposes.

          (c) The parties agree that their obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and their obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers or suppliers of the Company, or other third parties who may have disclosed or entrusted the same to the Company.

          (d) The parties' obligations under this Section 8.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the parties of the terms of this Section 8.2; (ii) is generally disclosed to third parties by the Company without restriction on such third parties; (iii) was known to Company or the Employee as of the date of this Agreement as evidenced by documents in possession of Company or the Employee; or (iv) is approved for release by written authorization of the Company or the Employee.

          (g) The Employee represents that his employment by the Company and his performance under this Agreement does not, and shall not breach any agreement that obligates him to keep in confidence any of his trade secrets or confidential or proprietary information or of any other party or to refrain from competing, directly or indirectly, with


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the business of any other party. The Employee shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

          (h) The Employee acknowledges that as of the date hereof the Company has agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions that are known to it and to take all action necessary to discharge the obligations of the Company under such agreements.

          8.3 REMEDIES. The parties acknowledge that any breach of the provisions of this Section 8 shall result in serious and irreparable injury to the non-breaching party for which the parties cannot be adequately compensated by monetary damages alone. The parties agree, therefore, that, in addition to any other remedy they may have, the Company shall be entitled to enforce the specific performance of this Agreement against the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages in any federal or state court within Massachusetts and the Employee shall be entitled to enforce the specific performance of the Agreement against the Company and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages in any federal or state court within Massachusetts.

     9. OTHER AGREEMENTS. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or


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indirectly, with the business of such previous employer or any other party.
Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

     10. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

     11. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. Reference is also made to the Non-Statutory Stock Option Agreement between the Employee and the Company dated of even date herewith.

     13. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     14. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any


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entity with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     16.  MISCELLANEOUS.

          16.1 NO WAIVER. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          16.2 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          16.3 ENFORCEABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          16.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                          THE MEDICINES COMPANY


                                          By: /s/ Clive A. Meanwell
                                             ----------------------------------
                                          Title: President
                                                -------------------------------




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

                                             /s/ Thomas Quinn
                                            -----------------------------------
                                            Thomas Quinn



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
                      MODIFICATION TO EMPLOYMENT AGREEMENT


     This Modification to the Employment Agreement dated April 1, 2000 by and between The Medicines Company, a Delaware Corporation with its principal place of business at One Cambridge Center, Cambridge, Massachusetts 02142 and Thomas Quinn, residing at 325 Independence Drive, Orchard Park, New York 14127 is as follows:

     New paragraphs 4.5(iii) and 4.5(iv) are added as set forth below:

     (iii) David Stack shall have ceased to serve as Senior Vice President of the Company; or

     (iv) a failure by Employer to provide infrastructure support either under the Stack Pharmaceutical Services Agreement dated April 1, 2000 or through other means acceptable to Employee.

     IN WITNESS WHEREOF, the parties hereto have executed this Modification to Employment Agreement this 13th day of April, 2000.

                                          THE MEDICINES COMPANY



                                          By: /s/ Clive A. Meanwell
                                             ---------------------------------
                                          Title: Chief Executive Officer
                                                ------------------------------


                                              /s/ Thomas Quinn
                                              --------------------------------
                                              Thomas Quinn

                                    AGREEMENT

     This Amendment to Employment Agreement (the "Amendment"), made as of the 1st day of June, 2000, is entered into by The Medicines Company, a Delaware corporation with its principal place of business at One Cambridge Center, Cambridge, Massachusetts 02142 (the "Company"), and Thomas Quinn, residing at 325 Independence Drive, Orchard Park, New York 14127 (the "Employee").

     WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of April 1, 2000, as amended by a modification dated April 13, 2000 (the "Employment Agreement"); and

     WHEREAS, the Company and the Employee desire to make certain amendments to the terms of the Employment Agreement;

     NOW THEREFORE, in consideration of these premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

I.   Employment Agreement

     1. DEFINED TERMS. The capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Employment Agreement.

     2. TITLE; CAPACITY. The Employment Agreement is hereby amended by deleting Section 2 of the Employment Agreement in its entirety and inserting in lieu thereof the following:

                    "2. TITLE; CAPACITY. The Employee shall serve as Vice President or in such other position as the Company or its Board of Directors (the "Board") may determine from time to time The Employee shall be based at the offices of Stack Pharmaceuticals, Inc., 5 Sylvan Way, Parsippany, New Jersey, unless otherwise agreed by the parties. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by David Stack, Senior Vice President of the Company (or such other officer of the Company as may be designated by the Board).

                              The Employee hereby accepts such employment and
                         agrees to undertake the duties and responsibilities inherent in such position and/or such other duties and responsibilities as David Stack (or the Board or its designee) shall from time to time reasonably assign to him. The Employee agrees to devote his or her full business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company except as provided in these agreements. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement."

     3. SALARY. Section 3.1 of the Employment Agreement is hereby amended by deleting the amount "$120,000" and inserting in lieu thereof "$190,000."

     4. BONUS. Section 3.2 of the Employment Agreement is hereby amended by deleting "30%" and inserting in lieu thereof "40%."

II.  Miscellaneous Provisions

     1. The captions of the sections of this Amendment are for convenience of reference only and in no way define, limit, or affect the scope or substance of any section of this Amendment.

     2. This Amendment shall be construed, interpreted, and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

     3. This Amendment, together with the Employment Agreement, constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

     4. In all respects other than as specifically provided in this Amendment, the Employment Agreement is hereby ratified and affirmed.

                     [Remainder of page intentionally blank]

     In witness whereof, the parties hereto have executed this Amendment as of the day and year set forth above.


                                        THE MEDICINES COMPANY


                                   By:  /s/ Clive A. Meanwell
                                       -----------------------------------------

                                   Title:  President and Chief Executive Officer
                                          --------------------------------------

                                   EMPLOYEE

                                    /s/ Thomas Quinn
                                   ---------------------------------------------
                                   Thomas Quinn


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